Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Form S-8 of our reports dated March 14, 2023 relating to the consolidated financial statements of American Public Education, Inc., and the effectiveness of American Public Education, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of American Public Education, Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

McLean, Virginia

June 7, 2023